Exhibit 99.1

NEWS RELEASE

Parsley Energy to Participate in the Wells Fargo 2014 Energy Symposium December 10

AUSTIN, Texas, December 9, 2014 – Parsley Energy, Inc. (NYSE: PE) today announced that Bryan Sheffield, Chairman and Chief Executive Officer, will present at the Wells Fargo 2014 Energy Symposium on Wednesday, December 10 in New York City. An updated investor presentation will be posted the morning of the presentation to the Investor Relations section of Parsley’s website under Events and Presentations.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, and exploitation of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit our website at www.parsleyenergy.com.

Contact Information

Brad Smith, CFA

Parsley Energy, Inc.

Director, Investor Relations

ir@parsleyenergy.com

(512) 505-5199

Dennard ¡ Lascar Associates

Jack Lascar, jlascar@dennardlascar.com

Lisa Elliott, lelliott@dennardlascar.com

(713) 529-6600

# # #